SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 10, 2000 as amended on
December 12, 2000

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
(Exact name of registrant as specified in charter)

New York	333-11961	25-0659306

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

incorporation)		Identification No.)

One Mellon Center
Pittsburgh, PA 15258-0001
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

Not applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

The Registrant hereby incorporates by reference the information contained in Exhibit 20 hereto in response to this Item 5.

Item 7.	Financial statements and exhibits

	(c)	Exhibits

		20.	Revised Monthly Certificateholders Statement

As a result of a computer programming error discovered by the Servicer in November 2000, the “End of the month delinquencies” in paragraphs (f), (g), (h), (i), (j) and (k) of Part IV of the Monthly Certificateholders Statements for January through September 2000 understated the actual amounts in each category of delinquent loans. The information reported under “Investor Charge-Offs” in Part X of the Monthly Certificateholders Statements was not affected by this error, nor was any other information presented in such Statements affected. Due to the effort and expense that would be required to reformulate this data for January through August 2000 and the small resulting benefit, the Servicer has elected not to do so. The data for September has been reformulated, and the attached Exhibit reflects the reformulation. Data included in Monthly Certificateholders Statements for October 2000 and following months reflect or will reflect the correction of this error. The Servicer believes that there was no material change in loan delinquencies during the period January through August 2000.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON BANK PREMIUM FINANCE

LOAN MASTER TRUST

	By:	AFCO Credit Corporation, on behalf
of Mellon Bank Premium Finance

Loan Master Trust

Date: December 12, 2000	By:	C. LEONARD O’CONNELL

		Name:	C. Leonard O’Connell

		Title:	Senior Vice President,

Chief Financial Officer

and Treasurer

INDEX TO EXHIBITS

Exhibit No	Document Description	Method of Filing

20	Revised Monthly Certificateholders	Filed herewith

Statement